Exhibit 99.(a)(2)

ALLSTATE FINANCIAL INVESTMENT TRUST

Written Instrument Establishing and Designating Classes of Shares

The undersigned, the Board of Trustees of Allstate Financial Investment Trust (the “Trust”), a statutory trust organized pursuant to a Declaration of Trust dated November 15, 2007 (the “Declaration of Trust”), pursuant to Section 6.3 of Article VI of the Declaration of Trust, do hereby establish three to six classes of shares (each a “Class”) of beneficial interest (the “Shares”) of the eight series (the “Series”) of the Trust as follows:

Allstate 2005 Target Maturity Fund
Class A
Class C
Class I
Class GA
Class GC
Class GI

Allstate 2010 Target Maturity Fund
Class A
Class C
Class I
Class GA
Class GC
Class GI

Allstate 2015 Target Maturity Fund
Class A
Class C
Class I
Class GA
Class GC
Class GI

Allstate 2020 Target Maturity Fund
Class A
Class C
Class I

Allstate 2030 Target Maturity Fund
Class A
Class C
Class I

Allstate 2040 Target Maturity Fund
Class A
Class C
Class I

Allstate 2050 Target Maturity Fund
Class A
Class C
Class I

Allstate Large Cap Index Fund
Class A
Class C
Class I

The relative rights and preferences of each Class are set forth herein and are subject always to the Declaration of Trust and the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder.

1.             Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the applicable Series, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of such Series upon liquidation of such Series, all as provided in or not inconsistent with the Declaration of Trust.  Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

2.             Each Share of each Class of each Series shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of a Series shall vote together with the other shareholders of the Trust on any matter, except when a separate vote by the Series, a Class of the Series or another series or class of a series of the Trust is required by the 1940 Act. Any matter shall be deemed to have been effectively acted upon with respect to a Series if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

3.             Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of a Series may, pursuant to a plan adopted by the Trustees pursuant to Rule 18f-3 under the 1940 Act (“Rule 18f-3 plan”), or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

4.             The Board of Trustees (including any successor Trustees) shall have the right at any time to divide or combine Shares of a Series or the Classes into a greater or lesser number of Shares of the Series or the Classes without thereby changing the proportionate beneficial interest in the assets belonging to the Series or the Classes or in any way affecting the rights or shares of any other series or class of the Trust.

IN WITNESS WHEREOF, the undersigned has this 4th day of January, 2008 signed these presents.

/s/ William P. Marshall
William P. Marshall